As filed with the Securities and Exchange Commission on April 2, 2018
Registration No. _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ASURE SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	74-2415696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3700 N. Capital of Texas Hwy, Suite 350
Austin, Texas 78746
(512) 437-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick Goepel
Chief Executive Officer
3700 N. Capital of Texas Hwy #350
Austin, Texas 78746
(512) 437-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Katheryn A. Gettman, Esq.
 Messerli & Kramer P.A.
100 South Fifth Street, Suite 1400
Minneapolis, Minnesota 55402
(612) 672-3600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share (3)	1,526,332	$12.70	$19,384,416.40	$2,413.36

(1)
This registration statement registers for resale from time to time by the selling stockholder of up to 1,526,332 shares of the registrant’s common stock. Pursuant to Rule 416 under the Securities Act, this registration statement also covers such indeterminate number of additional shares of common stock as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)
 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s common stock on the NASDAQ Capital Market on March 29, 2018.

(3)
Includes the rights attached to each share of common stock pursuant to the amended and restated rights agreement dated October 28, 2009, which rights are not currently separable from the shares of common stock and are not currently exercisable.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed.  The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective.  This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 2, 2018

PROSPECTUS

ASURE SOFTWARE, INC.

1,526,332 Shares of Common Stock

This prospectus relates to the offer and resale, from time to time, in one or more offerings by the selling stockholder identified in this prospectus of up to 1,526,332 shares of our common stock. We issued the shares registered hereby to the selling stockholder pursuant to an equity purchase agreement we executed on May 25, 2017. See “Selling Stockholder.”

The selling stockholder may from time to time offer and sell, transfer or otherwise dispose of any or all of the shares of our common stock covered by this prospectus through underwriters, broker-dealers or agents, or directly to purchasers. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution.”

This prospectus describes the general manner in which shares of common stock may be offered and sold by the selling stockholder. When the selling stockholder sells shares of common stock under this prospectus, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. We urge you to read carefully this prospectus, any accompanying prospectus supplement and any documents we incorporate by reference into this prospectus and any accompanying prospectus supplement before you make your investment decision.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale of the shares offered by the selling stockholder.

Our common stock is traded on the NASDAQ Capital Market under the symbol “ASUR.”  On March 29, 2018, the closing price of our common stock as reported on the NASDAQ Capital Market was $12.24 per share.

Investing in our common stock involves a high degree of risk.  Please review the information under the heading “Risk Factors” on page 3 of this prospectus and in any documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2018.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, the selling stockholder may from time to time sell the shares of common stock described in this prospectus in one or more offerings.

You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any accompanying prospectus supplement. We have not authorized anyone to provide you with additional or different information, and we take no responsibility for any other information others may give you.

This document may only be used where it is legal to sell these securities. You should assume that the information in this prospectus and, if applicable, any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus and, if applicable, any prospectus supplement or of any sale of our common stock.

We urge you to read carefully this prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Documents By Reference,” before deciding whether to invest in the common stock being offered.

Unless the context otherwise requires, the terms “we,” “us,” “our,” “Asure” and “our company” refer to Asure Software, Inc., a Delaware corporation.

COMPANY OVERVIEW

We offer intuitive and innovative solutions designed to help organizations of all sizes and complexities build companies of the future. Our cloud platforms enable more than 100,000 clients direct and indirect, worldwide to better manage their people and space in a mobile, digital, multi-generational, and global workplace. Asure’s offerings include a fully-integrated HCM platform, flexible benefits and compliance administration, HR consulting, and time and labor management as well as a full suite of workspace management solutions for conference room scheduling, desk sharing programs, and real estate optimization.

We were incorporated in Delaware. Our common stock is listed on the NASDAQ Capital Market under the symbol “ASUR.” Our principal executive offices are located at 3700 N. Capitol of Texas Highway, Suite 350, Austin, Texas 78746, and our telephone number is (512) 437-2700.

Additional information about us is included in documents incorporated by reference in this prospectus.  See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should carefully consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our most recent Annual Report on Form 10-K, as updated from time to time by our subsequent filings with the SEC, which are incorporated herein by reference, together with the information in this prospectus and any other information incorporated by reference into this prospectus. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations. The occurrence of any of these known or unknown risks might cause you to lose all or part of your investment in our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which statements involve substantial risk and uncertainties. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. In particular, these include, but are not limited to, statements relating to the following:

•	our ability to realize the expected business or financial benefits of the companies or technologies that we acquire;
•	our dependence on data centers and computing infrastructure operated by third parties;
•	the regulated industry in which we operate;
•	our ability to protect propriety data;
•	the voting power of our directors, officers and principal stockholder;
•	our ability to develop enhancements and new features, keep pace with technological developments or respond to future technologies;
•	our dependence on clients renewing their agreements with us, purchasing additional products from us or adding additional users;
•	our ability to meet future capital requirements and the potential need to incur additional debt;
•	our ability to raise additional capital on acceptable terms, or at all;
•	our ability to manage unfavorable conditions in our industry or global economy that may arise;
•	our ability to compete in the highly competitive market for workforce management software;
•	the future laws and regulations that may increase the cost of our products;

•	evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet access;
•	our ability to effectively manage our growth and organizational change;
•	our ability to collect payments made on behalf of our clients;
•	the impact of changes in government regulations mandating the amount of tax withheld or timing of remittance on the interest we earn on funds held for clients;
•	our ability to compete in a highly competitive market for payroll and HCM solutions;
•	our ability to attract and retain key personnel;
•	our ability to manage significant disruptions in our SaaS hosting network;
•	the demand for SaaS products generally or our products in particular;
•	our ability to protect our proprietary rights;
•	our level and terms of indebtedness;
•	our ability to incur debt and use proceeds therefrom in accordance with our debt covenants;
•	the potential for a substantial number of shares to be sold in the open market and the resulting impact on our stock price;
•	the volatility of our stock price;
•	our exposure to consumer credit risk;
•	the ongoing effects of the new tax laws and the refinement of provisional estimates;
•	our ability to successfully expand into international markets;
•	our ability to maintain effective internal controls over financial reporting;
•	the potential impact on our business from the United Kingdom’s referendum on withdrawal from the European Union;
•	our ability to conclude that a control deficiency is not a material weakness or that an accounting error does not require a restatement;
•	potential impairment of goodwill and intangible assets, which comprise a significant portion of our assets;
•	our ability to use our net operating loss carryforwards and certain other tax attributes; and
•	our financial performance, including our expectations regarding revenue, gross margin, and operating expenses, and our ability to achieve or sustain profitability.

These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus and in the documents that are incorporated by reference herein may turn out to be inaccurate. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus, any accompanying prospectus supplement and in the documents that are incorporated by reference herein and therein. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date of this prospectus. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

USE OF PROCEEDS

We will not receive any proceeds from the resale of any shares common stock offered by this prospectus by the selling stockholder. The selling stockholder will receive all of the proceeds from the sale.

SELLING STOCKHOLDER

On May 25, 2017, we entered into an equity purchase agreement (the “Equity Purchase Agreement”) with iSystems Holdings, LLC, a Delaware limited liability company (“Seller”), and iSystems Intermediate Holdco, Inc., a Delaware corporation (“iSystems”), pursuant to which we acquired 100% of the outstanding equity interests of iSystems for an aggregate purchase price of $55,000,000, subject to adjustment. The aggregate purchase price included the issuance of 1,526,332 shares of our common stock valued at $18,000,000 based on a volume-weighted average of the closing prices of our common stock during a 90-day period.

In connection with the iSystems acquisition, we also entered into an investor rights agreement (the “Investor Rights Agreement”) with the Seller. Under the Investor Rights Agreement, holders of the registrable securities have certain demand registration rights and piggyback registration rights.  On January 31, 2018, the holders exercised their demand registration rights. In addition, under the terms of the Investor Rights Agreement, such holders have the right to nominate one director to our board of directors until the first date that the holders of the registrable securities no longer hold more than the lesser of (x) 5% of our outstanding common stock (as equitably adjusted for any stock splits, stock combinations, reorganizations, exchanges, merger, recapitalizations or similar transaction after the date hereof) and (y) 90% of the shares of our common stock held by such holders as of May 25, 2017. The director nominee initially appointed by the holders is Daniel Gill and our board appointed him to serve as a director on June 6, 2017.  Mr. Gill is a founder and a co-managing partner of Silver Oak Services Partners, LLC.

The following table sets forth certain information regarding the beneficial ownership of the shares of common stock held by the selling stockholder based in part on information provided to us by or on behalf of the selling stockholder. The number of shares in the column “Maximum Number of Shares That May Be Offered and Sold” represents all of the shares that the selling stockholder may offer under this prospectus. Beneficial ownership is based on 12,584,036 shares of our common stock issued and outstanding as of March 27, 2018. Unless otherwise indicated in the footnotes to the table, to our knowledge, the stockholder identified in the table has sole voting and investment power with regard to the shares beneficially owned. To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

We do not know whether, when or in what amounts the selling stockholder may sell or otherwise dispose of the shares of common stock covered hereby. The selling stockholder might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling stockholder.

	Shares Beneficially Owned Prior to this Offering			Maximum Number of Shares That May be Offered and Sold		Shares Beneficially Owned After this Offering (assuming the sale of all shares that may be sold hereunder)
Selling Stockholder	Number of Shares of Common Stock		Percentage of Total Outstanding Common Stock (1)			Number of Shares of Common Stock	Percentage of Total Outstanding Common Stock (1)
iSystems Holdings, LLC (2)	1,526,332	(1)	12.1%	1,526,332	(1)	‑‑	‑‑	%

(1)
Applicable percentage of ownership is based on 12,584,036 shares of our common stock outstanding as of March 27, 2018. Beneficial ownership is determined in accordance with rules of the SEC and means voting or investment power with respect to securities.

(2)
The shares are held directly by iSystems Holdings, LLC (“Holdings”). Silver Oak iSystems, LLC (“iSystems LLC”) is the owner of a controlling interest in Holdings and has the right to appoint a majority of the managers of Holdings. Silver Oak Services Partners II, L.P. (“SOSP II”) is the sole member of iSystems LLC. Silver Oak Management II, L.P. (“SOM II”) is the general partner of SOSP II. Silver Oak Services Partners, LLC (“SOSP LLC”) is the general partner of SOM II. Daniel M. Gill and Gregory M. Barr are the sole members of SOSP LLC, each owning a 50% interest in SOSP LLC, who acting together, have the power to direct the decisions of SOSP II regarding the vote and disposition of securities held directly by Holdings. As such, iSystems LLC, SOSP II, SOM II, SOSP LLC, Mr. Gill and Mr. Barr may be deemed to be indirect beneficial owners of the shares held directly by Holdings. Each of iSystems LLC, SOSP II, SOM II, SOSP LLC, Mr. Gill and Mr. Barr expressly disclaim beneficial ownership of shares held directly by Holdings. The principal business address of each beneficial owner is 1560 Sherman Avenue, Suite 1200, Evanston, Illinois 60201. This information is based on a Schedule 13D and Form 3 filed by these beneficial owners on June 2, 2017.

PLAN OF DISTRIBUTION

The selling stockholder and any of its pledgees, donees, transferees, assignees or other successors-in-interest may, from time to time, sell any or all of the shares of common stock offered hereby on the NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices at the time of sale, or at negotiated prices.

The selling stockholder may use one or more of the following methods when selling shares:

•	underwritten transactions;
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•
block trades (which may involve crosses) in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange or market distribution in accordance with the rules of the applicable exchange or market;
•	privately negotiated transactions;
•	settlement of short sales;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through options, swaps or derivatives;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

If required, a prospectus supplement with respect to a particular offering will set forth the terms of the offering, including the following:

•	the terms of the offering;
•	the names of any underwriters of agents;
•	the names of any managing underwriter or underwriters;
•	the name or names of the selling stockholder;
•	the purchase price of the securities;
•	the net proceeds from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts, commissions or agency fees and other item constituting underwriters’ or agents’ compensations;
•	any initial price to the public;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any commissions paid to agents.

The selling stockholder may also sell shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

If the selling stockholder effects transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).

In connection with sales of the shares, the selling stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of our common stock in the course of hedging in positions they assume. The selling stockholder may also sell shares of our common stock short and deliver shares of our common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholder may also loan or pledge shares of our common stock to broker-dealers who in turn may sell such shares.

The selling stockholder and any broker-dealers or agents that participate in the sale of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act,  and any commissions, discounts, concessions or  profit they earn on the resale of the shares  may be deemed to be underwriting commissions or discounts under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholder will be subject to applicable provisions of Regulation M of the Exchange Act, and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the shares of our common stock by the selling stockholder. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of our common stock to engage in market-making activities with respect to the shares of our common stock. These restrictions may affect the marketability of the shares of our common stock.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless the shares have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have agreed to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (i) the date that all of the shares of common stock covered by this prospectus have been sold and (ii) the second anniversary of the effective date of such registration statement.

We will pay all fees and expenses incident to our obligation to register the shares of common stock; provided, however, that the selling stockholder will pay all underwriting discounts and selling commissions, if any. We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act and state securities laws.

LEGAL MATTERS

Messerli & Kramer P.A. will issue a legal opinion as to the validity of the shares of common stock offered by this prospectus.

EXPERTS

Marcum LLP, an independent registered public accounting firm, has audited our consolidated financial statements at December 31, 2017 and 2016 and for the years then ended and the effectiveness of our internal control over financial reporting as of December 31, 2017, in each case, as set forth in its reports included in our annual report on Form 10-K for the year ended December 31, 2017, which is incorporated by reference into this prospectus and elsewhere in the registration statement of which this prospectus is a part. Our consolidated financial statements are incorporated by reference in reliance on Marcum LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the resale of the common stock offered by this prospectus.  This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement.  For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement.  You may read and copy the registration statement as well as our reports, proxy statements and other documents we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference room.  The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with the SEC.  This allows us to disclose important information to you by referencing those filed documents.  We have previously filed the following documents with the SEC and incorporate them by reference into this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2017;
•	our Current Reports on Form 8-K filed on January 2, March 9, March 28, and April 2, 2018;
•
the description of our common stock contained in our Registration Statement on Form 8-A filed on March 31, 1992, including any amendment or report filed for the purpose of updating this description; and

•
the description of certain rights in connection with each outstanding share of our common stock contained in our Registration Statement on Form 8-A filed on November 2, 2009, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished to, rather than filed with, the SEC), including those made after the date of the initial filing of the registration statement of which this prospectus is a part and before the effective date of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the common stock made by this prospectus. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can obtain a copy of any documents which are incorporated by reference into this prospectus, including exhibits that are specifically incorporated by reference into those documents, at no cost, by writing or telephoning us at:

Asure Software, Inc.
3700 N. Capital of Texas Hwy, #350
Austin, Texas 78746
Attn: Investor Relations Department
(512) 437-2700

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The expenses in connection with the registration of the securities offered hereby are estimated as follows:

SEC registration fee		$2,413.36
Legal fees and expenses		*
Accountants’ fees and expenses		*
Printing and miscellaneous expenses		*
*
Total	$	*

*    Fees and expenses (other than the SEC registration fee to be paid upon filing of this registration statement) will depend on the number of shares of common stock offered and nature of the offerings, and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in any applicable prospectus supplement

Item 15.	Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law, or DGCL, we have adopted provisions in our certificate of incorporation that limit or eliminate the personal liability of our directors for monetary damages for a breach of their fiduciary duty of care as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or
•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.

Our certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law. As permitted by the DGCL, our certificate of incorporation provides that:

•	we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions;
•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and
•	the rights provided in our certificate of incorporation are not exclusive.

We have also entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law.

Item 16.	Exhibits

Exhibit No.	Description

1.1**	Form of Underwriting Agreement.

4.1	Specimen Certificate for Common Stock (Incorporated herein by reference to Exhibit 4.1 to our Registration Statement on Form S-3 (No. 333-185448) filed on December 13, 2012).
4.2
Amended and Restated Rights Agreement, dated as of October 28, 2009 between Forgent Networks, Inc. and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed October 28, 2009).

4.3
Investor Rights Agreement dated as of May 25, 2017 by and between Asure Software, Inc., iSystems Holdings, LLC and each other Person who becomes a party thereto (Incorporated herein by reference to Exhibit 10.20 to our Annual Report on Form 10-K filed March 16, 2018).

5.1*	Opinion of Messerli & Kramer P.A.
23.1*	Consent of Marcum LLP
23.2*	Consent of Messerli & Kramer P.A. (included in Exhibit 5.1 to this registration statement).
24.1	Power of Attorney (included on signature page to this registration statement).

*	Filed herewith.
**	To be filed by amendment pursuant to a Current Report on Form 8-K to be incorporated herein by reference.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;  and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement;  and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on April 2, 2018.

ASURE SOFTWARE, INC.

By	/s/ Patrick Goepel
Patrick Goepel Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Asure Software, Inc. hereby constitutes and appoints each of Patrick Goepel and Kelyn Brannon as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to this Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and cause the same to be filed with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title/Capacity	Date

/s/ Patrick Goepel Patrick Goepel	Chief Executive Officer (Principal Executive Officer) and Director	April 2, 2018

s/ Kelyn Brannon Kelyn Brannon	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	April 2, 2018

/s/ David Sandberg David Sandberg	Chairman of the Board and Director	April 2, 2018

/s/ Matthew Behrent Matthew Behrent	Director	April 2, 2018

/s/ Daniel M. Gill Daniel M. Gill	Director	April 2, 2018

/s/ Adrian Pertierra Adrian Pertierra	Director	April 2, 2018

/s/ John Randall Waterfield John Randall Waterfield	Director	April 2, 2018

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